Exhibit 99.1

Karman Space & Defense Announces Successful Refinancing and Extension of its Credit Facilities under New Credit Agreement

HUNTINGTON BEACH, Calif., April 1, 2025 – Karman Space & Defense (“Karman” or “the Company”) (NYSE: KRMN), a leader in the design, testing, volume manufacturing, and sale of highly engineered, mission-critical subsystems for advanced missile, uncrewed aircraft, and space systems today announced the successful completion of a refinancing transaction that replaces its previous term loan and revolving credit facility, significantly extending maturity dates and reducing interest expense.

“This refinancing transaction represents another important step forward for Karman, strengthening our balance sheet and providing us with significant flexibility to support organic growth and strategic acquisitions,” said Mike Willis, Chief Financial Officer of Karman Space & Defense. “We support a large and diverse portfolio of customers and programs that align well with the U.S. government’s strategic priorities. Our improved balance sheet will help us execute on our plans and create shareholder value.”

The new credit facilities include a $300,000,000 Term Loan B, which matures in April 2032 and is priced at Secured Overnight Finance Rate (“SOFR”) + 3.50%, and an undrawn, $50,000,000 Revolving Credit Facility, which expires in April 2030 and is priced at SOFR + 2.75% to 3.25%. The term loan B has been widely distributed to institutional investors. The refinancing represents a significant maturity extension and interest rate reduction of 275 basis points in the case of the Term Loan B, resulting in interest expense savings of more than $8 million annually as compared to the previous Term Loan.

ABOUT KARMAN SPACE & DEFENSE

We specialize in the design, testing, volume manufacturing, and sale of highly engineered, mission-critical subsystems for advanced missile, uncrewed aircraft, and space systems. Our customers choose our integrated payload protection, propulsion, and interstage system solutions to deliver mission success across a diverse set of existing and emerging programs supporting high-priority defense and commercial space sector initiatives. For more information, visit Karman-SD.com.

Forward-Looking Statements

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Karman, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including the factors described in the filings we make with the SEC from time to time and, without limitation, that a significant portion of our revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect our business, results of operations, prospects and financial condition; our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations. Readers are directed to the risk factors identified in the filings we make with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.gov under Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

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Contacts

Investor contact:

Steven Gitlin

investors@karman-sd.com

Media contact:

press@karman-sd.com